UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 8, 2003

The Rouse Company

(Exact name of registration as specified in its charter)

Maryland	0-1743	52-0735512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10275 Little Patuxent Parkway Columbia, Maryland	21044-3456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (410) 992-6000

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  ( c ) Exhibits

Exhibit No.	Exhibit Description

99	Overview of Community Development

Item 9.    Regulation FD Disclosure

                On April 8, 2003, the registrant presented the attached supplemental materials, “Overview of Community Development,” to a group of analysts and investors.  The materials were also posted to the registrant’s website, www.therousecompany.com.  These materials are attached hereto as Exhibit 99, are incorporated herein by reference and are being furnished, not filed, under Item 9 of this Current Report on Form 8-K.

                This Current Report on Form 8-K includes forward-looking statements and assumptions, which reflect the registrant’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical and anticipated results.  Specifically, the reported values of the registrant’s community development assets are based on projected events, including price growth, sales pace and expected costs.  The words “believe,” “expect,” “anticipate,” “hypothetical” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks, development risks and changes in the economic climate, see Exhibit 99.1 of the registrant’s Form 10-K for the year ended December 31, 2002.

Item 12.  Results of Operations and Financial Condition.

                See Item 9 of this Current Report on Form 8-K.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2003	THE ROUSE COMPANY

	By:	/s/ Melanie M. Lundquist
Melanie M. Lundquist Senior Vice President and Corporate Controller

	By:	/s/ Thomas J. DeRosa
Thomas J. DeRosa Vice Chairman and Chief Financial Officer